UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

Avalon Acquisition Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-40872	85-3451075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Embarcadero Center, 8th Floor

 San Francisco, CA 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 423-0010

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share and three-fourths one redeemable warrant	AVACU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	AVAC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per whole share	AVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On September 21, 2022, Avalon Acquisition, Inc., a Delaware corporation (“Avalon”), The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG”), Beneficient Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of BCG (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of BCG (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). Capitalized terms used and not otherwise defined in this Current Report on Form 8-K (this “Current Report”) have the meanings set forth in the Business Combination Agreement. The Business Combination Agreement and transactions contemplated therein (the “Transactions”) were unanimously approved by Avalon’s Board of Directors and the board of directors of the general partner of BCG. In connection with the Business Combination Agreement, following receipt of the necessary approval from equityholders, (i) BCG will convert from a Delaware limited partnership to a Nevada corporation (the “Conversion”, and such entity following the conversion, the “Company”), (ii) immediately following confirmation of the Conversion, Merger Sub I will merge with and into Avalon (the “Avalon Merger”), with Avalon surviving the Avalon Merger (the “Avalon Merger Surviving Company”) as a wholly owned subsidiary of the Company, and (iii) within two weeks following confirmation of the Avalon Merger, the Avalon Merger Surviving Company will merge with and into Merger Sub II (the “LLC Merger,” together with the Avalon Merger, the “Mergers”) with Merger Sub II surviving the LLC Merger as a wholly-owned subsidiary of the Company.

The Avalon Merger

Following the Initial Recapitalization, Contribution and Conversion (each of which is further described below), on the Closing, Avalon and Merger Sub I will cause the Avalon Merger to be consummated by filing the Avalon Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such Avalon Merger being the “Avalon Merger Effective Time”).

At the Avalon Merger Effective Time, Merger Sub I and Avalon will consummate the Avalon Merger, pursuant to which Merger Sub I will be merged with and into Avalon, following which the separate corporate existence of Merger Sub I will cease and Avalon will continue as the Avalon Merger Surviving Corporation after the Avalon Merger and as a direct, wholly-owned subsidiary of the Company.

Business Combination Consideration

At the Avalon Merger Effective Time, the following transactions are expected to occur:

•	Every issued and outstanding Avalon Unit outstanding immediately prior to the Avalon Merger Effective Time will be automatically detached into one share of Avalon Class A Common Stock and three-fourths of a share of one Avalon Warrant.

•	Each share of Avalon Common Stock issued and outstanding immediately prior to the Avalon Merger Effective Time (other than certain excluded shares, such as redeemed shares and shares held in treasury) that is not redeemed and each share of Avalon Common Stock included in the Avalon Units that is not redeemed will be converted into, and the holders of Avalon Common Stock will be entitled to receive for each share of Avalon Common Stock, one Company Class A Common Share and one share of Company Series A Preferred Stock; provided, that Avalon Acquisition Holdings LLC (the “Sponsor”) and other holders of the Avalon Class B Common Stock will not be entitled to receive any Company Series A Preferred Stock in respect of such shares of Avalon Class B Common Stock.

•	Each outstanding Avalon Warrant, including all Avalon Warrants that were included in the Avalon Units, will, automatically and irrevocably, be modified to provide that such Avalon Warrant will no longer entitle the holder thereof to purchase one share of Avalon Common Stock as set forth therein and in substitution thereof such Avalon Warrant will entitle the holder thereof to acquire one Company Class A Common Share, subject to adjustments as provided in the Warrant Agreement, and one share of Company Series A Preferred Stock; provided, that if a Private Placement Warrant is exercised before the Company Series A Preferred Stock Conversion Date, the holder of such Private Placement Warrant shall only receive Company Class A Common Shares and shall not receive any Company Series A Preferred Stock.

•	Each issued and outstanding share of common stock of Merger Sub I will be converted into and become one validly issued, fully paid and nonassessable share of Avalon Class A Common Stock, of the Avalon Merger Surviving Corporation. From and after the Avalon Merger Effective Time, all certificates representing the common stock of Merger Sub I will be deemed for all purposes to represent the number of shares of Class A Common Stock of the Avalon Merger Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

•	No fractional Company Common Shares will be issued upon the surrender for exchange of the Avalon Common Stock or Non-Sponsor Avalon Warrants and the number of Company Common Shares to be issued to each holder in respect of the Avalon Common Stock or Non-Sponsor Avalon Warrants will be rounded down to the nearest whole share.

Company Series A Preferred Stock

The Series A Preferred Stock shall be nonvoting and have a liquidation preference equal to its par value of $0.001 per share. Each share of Company Series A Preferred Stock that is then issued and outstanding will automatically, and without action of the holder thereof, convert into one-fourth (1/4) of a Company Class A Common Share on the later of (i) 90 days after the Closing Date and (ii) 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of the Company Class A Common Shares upon the exercise of the Company Warrants (the “Company Series A Preferred Stock Conversion Date”). Thereafter, the Company Series A Preferred Stock shall have no conversion rights and shall be subject to redemption at their liquidation preference per share at the option of the Company.

Additional Terms of the Business Combination Agreement

Under Avalon’s Amended and Restated Certificate of Incorporation, and in connection with obtaining the approval of the Avalon Merger by Avalon’s stockholders, Avalon is required to provide an opportunity for its stockholders to redeem all or a portion of their outstanding shares of Avalon Class A Common Stock as set forth therein (the “Avalon Stockholder Redemption”), with the Avalon Stockholder Redemption to be effected no later than two business days prior to the special meeting of the holders of Avalon Common Stock.

The parties to the Business Combination Agreement have made customary representations, warranties, and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of each of Avalon and BCG and its subsidiaries prior to the consummation of the Avalon Merger and other Transactions (the “Closing”) and a covenant providing for Avalon and BCG to jointly prepare, agree upon, and file a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) (which will contain a prospectus of BCG and proxy statement of Avalon). The representations and warranties made in the Business Combination Agreement will not survive the consummation of the Mergers.

The consummation of the Transactions is subject to certain customary conditions, including, among other things: (i) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott Rodino Antitrust Improvements Act of 1976, (ii) after giving effect to the Transactions (including the Avalon Stockholder Redemption), Avalon shall have at least $5,000,001 of net tangible assets; (iii) the required approval of the stockholders of Avalon shall have been obtained for the Avalon Merger among other matters (the “Requisite Avalon Stockholder Approval”); (iv) the members of the board of directors of the Company shall be constituted as contemplated by the Business Combination Agreement; (v) the required approval of the sole stockholder of Merger Sub I, the sole member of Merger Sub II and the general partner of BCG shall have been obtained for the Avalon Merger and other Transactions; (vi) certain holders of BCG, Merger Sub I and Merger Sub II shall have executed and delivered a lock-up agreement in favor of the Company; (vii) the Company’s initial listing application with the Nasdaq Stock Market LLC in connection with the transactions contemplated by the Business Combination Agreement shall have been conditionally approved and the shares of Class A Common Shares, Company Series A Preferred Stock and Company Warrants to be issued in respect of the Avalon Public Warrants in connection with the business combination shall have been approved for listing with the Nasdaq Stock Market LLC; (viii) the absence of any material adverse effect, or any change, event, effect, or occurrence that, individually or in the aggregate would result in a material adverse effect with respect to either the Company or Avalon; (ix) the effectiveness of the Registration Statement in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”); (x) no governmental entity shall have enacted, issued or entered any law or order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prohibits or prevents the consummation of the Transactions; (xi) the accuracy of the representations and warranties of each party to the Business Combination Agreement (subject to certain materiality standards set forth in the Business Combination Agreement); and (xii) material compliance by each of Avalon and the Company with its pre-Closing covenants. In addition, the obligations of the Company and the Merger Subs to consummate the Avalon Merger and other Transactions are also conditioned on (A) the completion of the Avalon Stockholder Redemption, and after the Avalon Stockholder Redemption, Avalon having at least 400 unrestricted round lot holders; (B) the resignation or removal of the directors and officers of Avalon; and (C) the performance in all material respects of each of the covenants of each of the parties to the agreement (the “Sponsor Agreement”) with the Sponsor required under the Sponsor Agreement to be performed as of or prior to the Closing. The obligations of Avalon to consummate the Avalon Merger and other Transactions are also conditioned upon, among other things, (x) the adoption of the Company’s organizational documents; (y) the consummation of the Conversion and Contribution by BCG; and (z) BCG shall have delivered to Avalon the audited financial statements of BCG as of and for the fiscal year ended December 31, 2021.

The Business Combination Agreement may be terminated by Avalon or BCG under certain circumstances, including, among others: (i) by written consent of Avalon and BCG; (ii) by either Avalon or BCG, if the Closing has not occurred on or before January 8, 2023, subject to the parties’ extension election to extend the duration of Avalon’s completion window from January 8, 2023 to April 8, 2023 or from April 8, 2023 to July 8, 2023 (except that the right to terminate shall not be available to any party whose breach of any of its covenants or obligations under the Business Combination Agreement shall have proximately caused the failure to consummate the Closing by such date); (iii) by Avalon or BCG, if the meeting of the stockholders of Avalon (the “Avalon Stockholders’ Meeting”) has been held and concluded without Avalon obtaining the Requisite Avalon Stockholder Approval; (iv) by Avalon or BCG, if any of such other party’s representations or warranties set forth in the Business Combination Agreement are not true and correct or such other party has failed to perform any covenant or agreement set forth in the Business Combination Agreement, in each case, if such breach or failure (a) would prevent certain conditions to closing from being satisfied and (b) is incurable or not cured within the time periods set forth in the Business Combination Agreement and (v) by Avalon if the audited financial statements of BCG for the year ended December 31, 2021, agreed to be delivered, (a) are qualified in any substantive manner or (b) reflect a material and adverse difference in the financial condition or business of the BCG Group and the Variable Interest Entities (taken as a whole), as compared to the draft financial statements of BCG for the year ended December 31, 2021.

Upon a termination of the Business Combination Agreement, all expenses incurred in connection with the Business Combination Agreement and the Transactions will be paid by the Party incurring such expenses.  However (and notwithstanding the foregoing), in the event that the Business Combination Agreement is validly terminated by Avalon as a result of specific events (including the GWG Holdings bankruptcy proceedings), then BCG is required (subject to certain conditions set forth in the Business Combination Agreement) to reimburse Avalon for its fees and expenses (up to a maximum amount of $1,000,000) and deposit into the Trust Account the amount of any required extension amounts to allow Avalon to extend the timeline to pursue an initial business combination through July 8, 2023.

Subject to certain conditions set forth in the Business Combination Agreement, BCG has agreed to pay for the costs of extending the term of Avalon until July 8, 2023, assuming that the Avalon Merger has not closed prior to July 8, 2023.

The foregoing description of the Business Combination Agreement, the Avalon Merger and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement (a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference) and other documents executed in connection therewith.

The Business Combination Agreement contains representations, warranties, and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations in the Business Combination Agreement, Disclosure Schedules and related transaction documents, each of which were agreed to by the parties in connection with negotiating the Business Combination Agreement and transactions contemplated thereby. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Avalon, BCG, or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants, and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants, and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants, and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Avalon’s or BCG’s public disclosures.

Transactions Occurring Prior to the Avalon Merger

Initial Recapitalization

In addition, the Business Combination Agreement provides that prior to the Conversion, BCG will be recapitalized as follows: (i) the limited partnership agreement of BCG will be amended to create the BCG Class B Common Units, and the existing common units will be renamed BCG Class A Common Units; (ii) certain holders of the Preferred Series A Subclass 1 Unit Accounts of BCH will convert certain BCH Preferred A-1 Unit Accounts to BCH Class S Ordinary Units, which such BCH Class S Ordinary Units will be contributed to BCG in exchange for BCG Class A Common Units and/or BCG Class B Common Units; and (iii) certain holders of the BCH Preferred C Unit Accounts may convert certain of such BCH Preferred C-1 Unit Accounts to newly issued BCG Class A Common Units (the “Initial Recapitalization”). The terms of the Initial Recapitalization are described in further detail on Schedule 10.02(e)(vii) and Exhibit E of the Business Combination Agreement.

In connection with the Initial Recapitalization and to facilitate the Initial Recapitalization, the Conversion, Contribution and the Mergers, the BCG Organizational Documents and the BCH Organizational Documents will be amended and restated, in accordance with the terms attached to the Business Combination Agreement as Exhibit E, in each case, to provide for the Initial Recapitalization.

The Conversion

Following the Initial Recapitalization and prior to Closing, BCG will convert from a Delaware limited partnership to a Nevada corporation, and immediately following the Conversion Effective Time, BCG will continue as the resulting corporation of the Conversion and change its name to “Beneficient”.

To effectuate the Conversion, following the Initial Recapitalization and prior to the Closing and Contribution, BCG agreed to execute a Plan of Conversion, in a form mutually agreeable to the parties and in accordance with the terms attached to the Business Combination Agreement as Exhibit F (the “Plan of Conversion”). At the Conversion Effective Time, on the terms and conditions set forth in the Business Combination Agreement and in the Plan of Conversion, BCG will convert into a Nevada corporation.

At the Conversion Effective Time, by virtue of the Conversion, the Amended BCG Organizational Documents will be amended and restated by the Company Charter and Bylaws, which will be in accordance with the terms set forth on Exhibit F to the Business Combination Agreement and otherwise in a form approved by Avalon.

The Contribution

Following the Initial Recapitalization and Conversion and prior to the Closing, the Company agreed to execute a Contribution Agreement, pursuant to which the Company will contribute to Ben LLC, a Delaware limited liability company (“Ben LLC”), which will be a wholly-owned, direct subsidiary of BCG, and which will be formed by the Company, all of the BCH limited partnership interests and general partnership interests held by the Company.

The LLC Merger

Within two weeks after the Avalon Merger Effective Time, the Avalon Merger Surviving Company will merge with and into Merger Sub II at the LLC Merger Effective Time. Following the LLC Merger Effective Time, the separate existence of the Avalon Merger Surviving Company will cease and Merger Sub II will continue as the surviving entity of the LLC Merger, as a wholly owned subsidiary of the Company.

Ancillary Agreements

Pursuant to the Business Combination Agreement, the parties have agreed to enter into the following ancillary agreements in connection with the Transactions (collectively, the “Ancillary Agreements”). The following descriptions of the Ancillary Agreements do not purport to be complete and are subject to change further negotiations and revisions between the Parties (and, if applicable, other parties thereto).

Assignment, Assumption and Amendment to Warrant Agreement

In connection with the Avalon Merger, the Company would assume the Warrant Agreement and all of the outstanding Avalon Warrants and each Avalon Warrant would become a warrant to purchase one Company Class A Common Share and one share of Company Series A Preferred Stock pursuant to the terms of an assignment, assumption and amendment agreement substantially in the form attached to the Business Combination Agreement as Exhibit A.

Stockholders Agreement

In connection with the consummation of the Avalon Merger and the Transactions, the Company and certain Persons who would become holders of Company B Common Shares as a result of the Initial Recapitalization, Conversion and the Avalon Merger would enter into a Stockholders Agreement in accordance with the terms attached as Exhibit F to the Business Combination Agreement (the “Stockholders Agreement”), which would become effective as of the Avalon Merger Effective Time.

Pursuant to the Stockholders Agreement:

•	The Class B Holders would designate the Class B Directors.

•	The Company would be required to establish and maintain (i) a compensation committee of the board of directors, (ii) a nominating committee of the board of directors, (iii) an executive committee of the board of directors and (iv) a community reinvestment committee of the board of directors (collectively, the “Board Committees”). The Board Committees would have substantially similar powers and authority as the corresponding committees of the board of directors of Beneficient Management, L.L.C. (“Beneficient Management”) as general partner of BCG, have immediately prior to the Conversion, except that the executive committee of the board of directors of the Company would have, subject to certain exceptions, plenary power of the board of directors. Pursuant to the Stockholders Agreement, each of the Board Committees would be comprised of four members, at least two of which would be designated by the majority of the Class B Directors. The majority of the Class B Directors would also have the right to designate the chair of each of the Board Committees.

•	The Class B Holders would have substantially similar approval rights over Company matters as the executive committee of the board of directors of Beneficient Management, as the general partner of BCG, and the Class B Holders, on an individual basis, have with respect to BCG and its subsidiaries immediately prior to the Conversion.

Registration Rights Agreement

In connection with the consummation of the Transactions, the Company and certain Persons who would become holders of or have the right to receive Company Common Shares as a result of the Initial Recapitalization, Conversion and the Avalon Merger would enter into a Registration Rights Agreement containing certain registration rights for the holders of Company Common Shares who are parties thereto in a form mutually agreeable to the parties and in accordance with the terms attached as Exhibit B to the Business Combination Agreement (the “Registration Rights Agreement”), which would become effective as of the Avalon Merger Effective Time.

B-1 and B-2 Holder Lock-Up Agreement

On or prior to the Closing, certain holders of Preferred Series B-1 and B-2 Unit Accounts who would become holders of Company Common Shares as a result of the Conversion may enter into a lock-up agreement with the Company, substantially in the form set forth on Exhibit C-1 attached to the Business Combination Agreement, pursuant to which each such holder would agree not to transfer Company Common Shares or securities convertible into Company Common Shares held by such holder for the applicable lock-up period. For such holders, the applicable lock-up period begins as of the Closing and ends on the earlier (x) one (1) year following the Closing and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property; provided that 25% of such holder’s shares shall be released from lockup on each of the 91st, 181st and 271st day following the Closing.

Beneficient Legacy Holder Lock-Up Agreement

BCG, the Company and certain legacy holders of partnership units of BCG who would become holders of Company Common Shares as a result of the Conversion would enter into a lock-up agreement with the Company, substantially in the form set forth on Exhibit C-2 attached to the Business Combination Agreement, pursuant to which each such holder would agree not to transfer Company Common Shares or securities convertible into Company Common Shares held by such holder for the applicable lock-up period. For such holders, the applicable lock-up period begins as of the Closing and ends on earlier of (x) six (6) months of the date of the Closing, (y) the date after the 150th day following the Closing on which the closing price of the Company Common Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property; provided that 250 Company Common Shares shall be free from lock-up for each holder.

Sponsor Lock-Up Agreement

Concurrently with the execution and delivery of this Agreement, the Company and the Sponsor have entered into a Lock-Up Agreement (each, a “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor has agreed not to transfer Company Common Shares or securities convertible into Company Common Shares held by the Sponsor for the applicable lock-up period. The applicable lock-up period for the Sponsor begins as of the Closing and ends on the earlier of (x) December 31, 2029, (y) the date after the December 31, 2024 on which the closing price of the common shares of BCG equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period following December 31, 2024, and (z) the date after the Closing on which BCG consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the BCG’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property; provided that the Sponsor may sell at a price of at least $10.50 per share beginning January 1, 2025 and up to 20% of its shares in each of 2028 and 2029 without price restriction.

The foregoing description of the Sponsor Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Lock-Up Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Letter Agreement

The Company, Avalon and certain Sponsor Persons (including the Sponsor) have entered or shall enter prior to Closing into an Amendment to Letter Agreement (each, a “Letter Amendment”), pursuant to which the Company is added as a party to that certain Letter Agreement, dated as of October 5, 2021, pursuant to which the such Sponsor Parties agreed, among other matters, to (i) waive their redemption rights with respect to their founder shares that they may hold in connection with the completion of the Avalon Merger, (ii) vote in favor of any proposed business combination for which the Company seeks approval, (iii) consent to an amendment to the Avalon Private Warrants such that if they are exercised on or prior to the Company Series A Preferred Stock Conversion Date, the holders of the Avalon Private Warrants would not receive the Company Series A Preferred Stock upon exercise of the Avalon Private Warrants and (iv) be bound by certain transfer restrictions with respect to their founder shares.

The foregoing description of the Letter Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Letter Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Founder Voting and Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, certain Persons who would become holders of Company Common Shares as a result of the Conversion have entered into one or more Voting and Support Agreements (each, a “Founder Voting and Support Agreement”) pursuant to which, inter alia, such Persons have agreed to vote all of their respective partnership interests (A) in favor of approving the Conversion, Contribution and Initial Recapitalization and (B) against any action or proposal involving Avalon that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect such transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement or the plan of conversion not being fulfilled and (C) each of the proposals and any other matters necessary or reasonably requested by Avalon or the Company for consummation of the Avalon Merger and the other Transactions.

The foregoing description of the Founder Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Founder Voting and Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report, and incorporated herein by reference.

Sponsor Voting and Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, Sponsor and certain other Avalon Stockholders have entered into one or more Sponsor Agreements (each, a “Sponsor Voting and Support Agreement”) pursuant to which, inter alia, such stockholders have agreed to (i) vote all of their respective shares of Avalon Common Stock in favor of approving the Business Combination Agreement and the consummation of the Transactions, and (ii) consent to an amendment to the Avalon Private Warrants such that if they are exercised on or prior to the Company Series A Preferred Stock Conversion Date, the holders of the Avalon Private Warrants would not receive the Company Series A Preferred Stock upon exercise of the Avalon Private Warrants.

The foregoing description of the Sponsor Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Voting and Support Agreement, a copy of which is included as Exhibit 99.2 to this Current Report, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 21, 2022, Avalon and BCG issued a joint press release announcing the execution of the Business Combination Agreement and announcing that Avalon and BCG will hold a conference call on September 21, 2022 at 7:00 a.m. Eastern Time (the “Conference Call”). A copy of the press release, which includes information regarding participation in the Conference Call, is attached hereto as Exhibit 99.3 and incorporated in this Item 7.01 by reference.

A copy of the investor presentation relating to the Mergers and used for the Conference Call is attached hereto as Exhibit 99.4 and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.3 and 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Avalon under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.3 and 99.4.

Additional Information and Where to Find It

In connection with the proposed Avalon Merger, BCG intends to file with the SEC a Registration Statement, which will include a preliminary proxy statement of Avalon and a prospectus of the Company. The definitive proxy statement and other relevant documents will be mailed to stockholders of Avalon as of a record date to be established for voting on the Avalon Merger. Stockholders of Avalon and other interested persons are advised to read, when available, the preliminary proxy statement and amendments thereto, and the definitive proxy statement and prospectus because these documents will contain important information about Avalon, BCG, and the proposed transactions. Stockholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus once they are available, without charge, by directing a request to: Avalon Acquisition Inc., 2 Embarcadero Center, 8th Floor, San Francisco, CA 94111. These documents, once available, and Avalon’s other filings and reports filed with the SEC can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Participants in the Solicitation

Avalon, and its respective directors and executive officers, and BCG, and its general partner, other members of management and the members of the board of directors of its general partner, and employees may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Avalon is set forth in Avalon’s filings with the SEC. Information regarding other persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the potential transaction and a description of their direct and indirect interests will be set forth in the Registration Statement (and will be included in the accompanying proxy statement/prospectus) and other relevant documents when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, including, without limitation, statements regarding the anticipated timing and benefits of the Mergers, and Avalon’s or BCG’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. In addition, these forward-looking statements include, without limitation, statements regarding Avalon’s and BCG’s expectations with respect to future performance and anticipated financial impacts of the Mergers, the satisfaction of the closing conditions to the Mergers, and the timing of the completion of the Mergers. Such forward-looking statements are subject to risks, uncertainties (some of which are beyond the control of BCG and/or Avalon), and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Avalon and its management, and BCG and its general partner and management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, without limitation: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive agreements respecting the Mergers; (2) the outcome of any legal proceedings that may be instituted against Avalon, BCG, or others following the announcement of the Mergers; (3) the inability to complete the Mergers due to the failure to obtain approval of the stockholders of Avalon or the SEC’s declaration of the effectiveness of the prospectus/proxy statement to be filed by BCG and Avalon or to satisfy other conditions to closing; (4) changes to the proposed structure of the Mergers that may be required or appropriate as a result of applicable laws or regulations; (5) the ability of the Company to meet applicable listing standards following the consummation of the Mergers; (6) the risk that the Mergers disrupt current plans and operations of BCG as a result of the announcement and consummation of the Mergers; (7) the ability to recognize the anticipated benefits of the Mergers, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; (8) costs related to the Mergers; (9) changes in applicable laws or regulations; (10) the possibility that BCG may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of the COVID-19 pandemic on BCG’s business and/or the ability of the parties to complete the Mergers; (12) the amount of redemption requests made by Avalon’s stockholders; (13) the ability of Avalon or BCG to issue equity or equity-linked securities or obtain debt financing in connection with the Mergers or in the future and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Avalon’s prospectus dated October 5, 2021 and filed with the SEC on October 7, 2021 and Avalon’s other filings with the SEC, as well as any further risks and uncertainties to be contained in the proxy statement/prospectus filed after the date hereof. In addition, there may be additional risks that neither BCG or Avalon presently know, or that BCG or Avalon currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, neither Avalon nor BCG undertakes any duty to update these forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1*	Business Combination Agreement, dated as of September 21, 2022, by and among Avalon Acquisition, Inc., The Beneficient Company Group, L.P., Beneficient Merger Sub I, Inc., and Beneficient Merger Sub II, LLC.
10.1	Form of Amendment to Letter Agreement of October 5, 2021, dated as of September 21, 2022, to be executed by and among the Company, Avalon Acquisition, Inc. and certain Sponsor Persons.
10.2	Founder Voting and Support Agreement, dated as of September 21, 2022, by and among The Beneficient Company Group, L.P., Avalon and certain holders named therein.
99.1	Sponsor Lock-Up Agreement, dated as of September 21, 2022, by and between The Beneficient Company Group, L.P. and Sponsor.
99.2	Sponsor Voting and Support Agreement, dated as of September 21, 2022, by and between The Beneficient Company Group, L.P. and Sponsor.
99.3	Press Release, dated September 21, 2022.
99.4	Investor Presentation.
104	Cover Page Interactive Data File.

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON ACQUISITION INC.

	By:	/s/ S. Craig Cognetti
		Name:	S. Craig Cognetti
		Title:	Chief Executive Officer

Dated: September 21, 2022